Exhibit 99.7

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named
proxies to vote your shares in the same manner as if you
marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/lvlt

Use the Internet to vote your proxy until 12:00 p.m. (CT) on [Month, Day, 2011].

PHONE – 1-800-560-1965

Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on [Month, Day, 2011].

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2, and 3.

1.

To approve the issuance of shares of Level 3 Communications, Inc. (“Level 3”) common stock, par value $.01 per share, to Global Crossing Limited shareholders pursuant to the amalgamation as contemplated by the Agreement and Plan of Amalgamation, dated as of April 10, 2011, by and among Global Crossing Limited, Level 3 and Apollo Amalgamation Sub, Ltd., a direct wholly owned subsidiary of Level 3.

	☐	For	☐	Against	☐	Abstain

2.

To approve the adoption of an amendment to Level 3’s Restated Certificate of Incorporation increasing to 4.41 billion the number of authorized shares of Level 3’s common stock, par value $.01 per share.

	☐	For	☐	Against	☐	Abstain

3.

To approve a proposal to adjourn the Special Meeting of Stockholders, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the foregoing proposals.

	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED.

Address Change? Mark box, sign, and indicate changes below:	☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

LEVEL 3 COMMUNICATIONS, INC.

SPECIAL MEETING OF STOCKHOLDERS

Thursday, August 4, 2011
9:00 a.m.

Headquarters of Level 3 Communications, Inc.

1025 Eldorado Blvd.
Broomfield, Colorado 80021

Level 3 Communications, Inc.
1025 Eldorado Boulevard
Broomfield, CO 80021	proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on August 4, 2011.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

By signing the proxy, you revoke all prior proxies and appoint Thomas C. Stortz, John M. Ryan and Neil J. Eckstein, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments or postponements as described in the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus dated               , 2011, receipt of which is hereby acknowledged.

The proxies will vote as the Board of Directors recommends where a choice is not specified.

The undersigned, as a participant in the Level 3 Communications, Inc. 401(k) Plan (the “Plan”), hereby directs Wells Fargo Bank, N.A. as Trustee for the Plan, to vote all shares of common stock of Level 3 Communications, Inc. allocated to my account in the Plan as of June 15, 2011. I understand that I am to mail this proxy card to Wells Fargo Shareowner Services, acting as tabulation agent, or vote by phone or by using the Internet as described on the reverse side of this card, and that my instructions must be received by Wells Fargo Shareowner Services no later than midnight on [•], 2011. If my instructions are not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my account in the Level 3 Communications, Inc. 401(k) Plan will be voted in accordance with the terms of the Plan document and any other shares will not be voted.

See reverse for voting instructions.